UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2015
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
On September 23, 2015, the Board of Directors (the “Board”) of Telenav, Inc. (the “Company”) approved the appointment of Richard Todaro as a Class I director with a term expiring at the Company’s Annual Meeting of Stockholders in respect of the fiscal year ending June 30, 2016 (the “2016 Annual Meeting”). The Company has committed to appointing Mr. Todaro to the Compensation Committee of the Board.
Mr. Todaro will receive the same compensation and indemnification generally provided to the Company’s other non-employee directors other than one specified director.
There are no family relationships between Mr. Todaro, on the one hand, and any of the officers or directors of the Company, on the other hand.
There are no transactions between Mr. Todaro, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S‑K.
The foregoing change to the Board was effected pursuant to the Agreement (as defined below). A copy of the Agreement and the press release issued by the Company regarding the Agreement and the changes to the Board are attached as Exhibit 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.
The information set forth under Item 5.02 is incorporated herein by reference.
On September 23, 2015, the Company entered into an agreement (the “Agreement”) with Nokomis Capital, L.L.C and certain related persons (collectively, “Nokomis Group”). Pursuant to the Agreement, the Company agreed to (i) appoint Mr. Todaro to the Board as a Class I director; (ii) appoint an additional independent director previously identified to the Nokomis Group as a Class I director; (iii) cause one member of the Board to resign prior to the Company’s Annual Meeting of Stockholders in respect of the fiscal year ending June 30, 2015 (other than Mr. Todaro and the other new independent director); and (iv) cause Class I to be composed of no less than three directors following such resignation and during the Restricted Period (as defined below).
Pursuant to the Agreement, the Nokomis Group has agreed to vote all of its shares of common stock of the Company in a manner consistent with the recommendation of the Board at any annual or special meeting of the Company’s stockholders. In addition, the Nokomis Group has agreed, until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of director nominations in respect of the 2016 Annual Meeting (such period, the “Restricted Period”), to customary standstill provisions during that time that provide, among other things, that the Nokomis Group will not (a) engage in or in any way participate in a solicitation of proxies with respect to the Company; (b) initiate any shareholder proposals; (c) seek representation on the Board; or (d) seek to control the management, the Board or the policies of the Company.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated as of September 23, 2015, among Telenav, Inc., Nokomis Capital, L.L.C. and certain other parties.
99.1	Press Release, issued by Telenav, Inc. on September 24, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: September 25, 2015	By: /s/ Loren E. Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated as of September 23, 2015, among Telenav, Inc., Nokomis Capital, L.L.C. and certain other parties.
99.1	Press Release, issued by Telenav, Inc. on September 24, 2015.